UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2021 (the “Effective Date”), Christopher Hundley, age 46, was appointed President of AudioEye, Inc. (the “Company”). Mr. Hundley served as the Company’s Chief Technology Officer from March 2021 to September 17, 2021. From August 2018 to March 2020, Mr. Hundley served in engineering leadership roles for Drift, a hypergrowth startup that created the conversational marketing category. From September 2014 to August 2018, Mr. Hundley served as the Chief Executive Officer and Chief Technology Officer for Siftrock, an email marketing automation SaaS company Mr. Hundley founded that was acquired by Drift in 2018.

In addition, on the Effective Date, Mr. Varacalli, the Company’s President, was appointed Chief Operating Officer of the Company. Mr. Varacalli served as President beginning in August 2020 and was Chief Technology Officer of the Company from June 2020 until August 2020. From June 2019 to May 2020, he was Founding Partner of Kickstand LLC, a software agency in Portland, Oregon. From August 2015 until May 2019, Mr. Varacalli was Director of Engineering at The Kroger Co. in Cincinnati, Ohio where he managed teams of software engineers.

There are no arrangements or understandings between Mr. Hundley or Mr. Varacalli and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Hundley or Mr. Varacalli and any director or executive officer of the Company. Mr. Hundley and Mr. Varacalli are not and have not been a party to any transaction required to be disclosed herein pursuant to Item 404(a) of Regulation S-K.

Mr. Hundley is party to an Offer Letter (the “Offer Letter”) with the Company, which provides for an annual base salary of $350,000. Pursuant to the Offer Letter, in April 2021, Mr. Hundley was granted: (a) 35,335 restricted stock units (“RSUs”) under the AudioEye, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), which RSUs vest in three equal annual installments commencing on the first anniversary of March 22, 2021, Mr. Hundley’s employment start date, subject to Mr. Hundley’s continued service to the Company as of each of the vesting dates with respect to each tranche; and (ii) up to 23,556 performance stock units (“PSUs”) under the 2020 Plan, to be earned, if at all, in tranches over each of the years in the four-year period of 2021-2024, based on established performance goals for each of those years. Mr. Hundley was also granted 30,581 RSUs pursuant to the terms of the 2020 Plan in June 2021, which RSUs vest in three equal installments commencing on the first anniversary of June 15, 2021.

Mr. Hundley has also entered into a Confidentiality, Proprietary Rights, Non-Competition, and Non-Solicitation Agreement with the Company that includes standard confidentiality and assignment of work product provisions. This agreement also provides that Mr. Hundley will not, during his employment with the Company and for a one-year period thereafter, compete with the Company or solicit the Company’s employees, independent contractors or customers.

Mr. Varacalli’s cash compensation is being changed to a base salary of $275,000, with no bonus opportunity.

Item 7.01 Regulation FD Disclosure.

On September 21, 2021, the Company issued a press release announcing the matters described in Item 5.02, above. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits:

Exhibit Number	Description

99.1	Press release issued September 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 21, 2021	AudioEye, Inc.
(Registrant)

	By	/s/ James Spolar
Name: James Spolar
Title: General Counsel and Secretary